SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2007 (June 11, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K for the year ended September 30, 2006 entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

On June 11, 2007, Composite Technology Corporation, a Nevada corporation (the "Company") entered into a Security Purchase Agreement, the form of which is attached hereto as Exhibit 10.1 (the "Agreement"), with the purchasers named therein (the "Purchasers"). CapStone Investments acted as the placement agent and financial advisor for this transaction. On June 11, 2007, pursuant to the Agreement, the Company issued to the Purchasers Units ( the "Units") consisting of common stock and common stock warrants. Each four Units purchased consisted of four shares of unregistered common stock of the Company (the “Common Stock”) and one warrant (the “Warrants”) to purchase a share of common stock at an exercise price of $1.40 per warrant and expiring in June 2010 (as exercised, collectively the “Warrant Shares”). Each Unit was priced at $0.99. The Company sold a total of 20,151,445 Units for an aggregate value of $19,950,920 and representing 20,151,446 shares of Common Stock. The transaction closed on June 11, 2007.

The Purchasers received Warrants in the form attached hereto as Exhibit 10.2. Pursuant to the terms of Warrants, the Purchasers are entitled to purchase up to 5,037,878 shares of common stock of the Company at an exercise price of $1.40 per share. The Warrants have a term of 36 months after the issue date of June 11, 2007. The fair value of the Warrants on the date of issuance was $3,248,400.

The securities sold pursuant to the Agreements have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Pursuant to the Registration Rights Agreement in the form attached hereto as Exhibit 10.3, the Company is required to file a registration statement on Form S-1 or Form S-3 (the “First Registration Statement”) within 30 business days after the closing of the transaction for purposes of registering the resale of all of the Common Stock and any shares of capital stock of the Company issued or issuable with respect to the Warrant Shares and the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the Warrants (together with the Warrant Shares, the “Registrable Securities”).

Furthermore, pursuant to the Registration Rights Agreement, the Company is required to file a second registration statement on Form S-1 or Form S-3 (the “Second Registration Statement”) within 15 business days after the First Registration Statement has been declared effective for purposes of registering the resale of the Warrant Shares and the balance of the sum of the combined number of shares of Common Stock issued and the number of Warrant Shares issued and issuable pursuant to the Warrants.

If the Company fails to timely file either resale registration statement by the filing deadline, it will be required to pay cash penalties in the amount of one percent (1%) of the Unit price up to a maximum of twelve percent (12%), subject to the terms of the Registration Rights Agreement.

As a result of this transaction, we have triggered certain anti-dilution provisions in our previously issued debt and related stock warrants as follows:

We reset the conversion price of the $5,013,200 remaining on our 6% 2004 convertible debt due August 2007 from $1.47 to $1.41 per share. If converted, the effect of the reset price will be to increase the shares issuable from 3,410,340 to 3,555,461. The fair value of the 145,121 additional shares issuable was $168,340 at June 11, 2007 market prices. We will record this balance as additional debt discount which will be amortized to interest expense beginning on June 7, 2007 over the approximately two-month remaining life of the August 2004 Debentures due August 2007.

We reset the conversion price of the $22,525,000 remaining on our 8% 2007 convertible debt due January 2010 from $1.04 to $1.03 per share. If converted, the effect of the reset price will be to increase the shares issuable from 21,658,654 shares to 21,868,932. The fair value of the 210,278 shares issuable was $243,922. We will record this balance as additional debt discount which will be amortized to interest expense beginning on June 11, 2007 over the approximately 2.6 year remaining life of the Debentures due January 2010.
We recorded warrant modification expense into other expenses during the quarter ending June 30, 2007 in the amount of $171,240 for the following warrant related issuances and price resets:

We reset the exercise price of 12,290,418 warrants associated with the 2007 convertible debt from $1.13 per warrant to $1.12 per warrant and recorded an expense of $28,776. The charge represents the difference between the fair value of the re-priced warrants immediately before their re-pricing and the fair value of the warrants after their re-pricing.

We reset the exercise price of 4,307,275 warrants associated with the 2004 convertible debt from $1.47 per warrant to $1.41 per warrant and recorded an expense of $66,131. The charge represents the difference between the fair value of the re-priced warrants immediately before their re-pricing and the fair value of the warrants after their re-pricing.

We reset the exercise price of 1,983,967 warrants related to our October 2005 Debtor-in-Possession financing. 50% of these warrants were reset from $1.32 per warrant to $1.31 per warrant and 50% of these warrants were reset from $1.22 per warrant to $1.21 per warrant and we issued an additional 8,168 at a $1.21 exercise price and 7,600 warrants at a $1.31 exercise price and recorded an expense of $12,052. The charge represents (i) the combination of the fair value of the additional warrants issued and (ii) the difference between the fair value of the re-priced warrants immediately before their re-pricing and the fair value of the warrants after their re-pricing.

We reset the exercise price of our “2006 Series A” warrants issued in conjunction with our March 2006 Bridge financing from $1.04 per warrant to $0.99 per warrant. We also issued 71,606 additional warrants at an exercise price of $0.99 per warrant. We recorded an expense of $64,280. The charge represents (i) the combination of the fair value of the additional warrants issued and (ii) the difference between the fair value of the re-priced warrants immediately before their re-pricing and the fair value of the warrants after their re-pricing.

We used the Black-Scholes Merton option pricing model to value the fair value of the warrants issued and modified using the following assumptions. The market price was $1.16, the ten day volume weighted average price used to price the transaction, volatility was based on the remaining life of the warrants, between 74% and 90%, the remaining life of the warrants was between 1.2 and 3 years, the risk free rate was 4.94-4.98%%, and the dividend yield of 0%.

The financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

CapStone Investments (“CapStone”) acted as the placement agent and financial advisor for this transaction. CapStone received cash fees consisting of six percent (6%) of the gross proceeds and warrants to purchase 1,209,086 shares of the Company’s common stock at $1.40 per share under the same terms as the Unit warrants. The fair value of the warrants on the date of issuance was $753,000.

On June 12, 2007, the Company issued the press release attached hereto as Exhibit 99.1 regarding the private financing transaction described in this report.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1 through 10.3, each of which is incorporated herein by reference.

Item 3.02 Sale of Unregistered Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

As set forth under Item 1.01 above, on June 11, 2007, we issued 20.15 million shares of Common Stock and Warrants to purchase approximately 6.25 million shares of our common stock to certain investors and as placement fees for the transaction.

All of these investors represented that they were “accredited” investors as defined unde Rule 144 of the Securities Act of 1933, as amended. We relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 9.01. Financial Statement and Exhibits.

(a) Financial Statements of businesses acquired. Not applicable.

(b) Pro forma financial information. Not applicable

(c) Shell company transactions. Not applicable.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement dated as of June 11, 2007 by and among the Registrant and the investors set forth therein

10.2	Form of Warrant

10.3	Registration Rights Agreement dated as of June 11, 2007 by and among the Registrant and the investors set forth therein

99.1	Press Release dated as of June 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

By:	/s/ Benton Wilcoxon
Benton Wilcoxon
Chief Executive Officer

Dated: June 13, 2007

Exhibit Index

Exhibit Number	Description

10.1	Securities Purchase Agreement dated as of June 11, 2007 by and among the Registrant and the investors set forth therein

10.2	Form of Warrant

10.3	Registration Rights Agreement dated as of June 11, 2007 by and among the Registrant and the investors set forth therein

99.1	Press Release dated as of June 12, 2007